Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 124 to the Registration Statement No. 002-24389 on Form N-1A of Fidelity Devonshire Trust, including Fidelity Series Large Cap Value Fund and Fidelity Series All-Sector Equity Fund, to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which is a part of such Registration Statement.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts
October 3, 2008